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                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]



                               February 21, 2002


Veritas DGC Inc.
10300 Town Park Drive
Houston, TX  77072

Ladies and Gentlemen:

         We have acted as counsel for Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's common stock, $.01 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Veritas DGC Inc. 1997 Employee Stock Purchase Plan (As Amended and Restated December 11, 2001) (as amended, the "Plan").

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended and restated, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable provisions of the Delaware constitution and reported decisions concerning such laws and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ FULBRIGHT & JAWORSKI L.L.P.

                                            Fulbright & Jaworski L.L.P.